EXHIBIT 99.2

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, made and entered into as of April 21, 2008 (“the Execution Date”) by and between PRIMEDIA Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the “Company”), and Charles Stubbs (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this “Agreement”), and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a “Party” and together the “Parties”) agree as follows:

1.	DEFINITIONS.

(a)           “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

(b)          “Annual Bonus” shall mean the annual cash bonus, if any, payable to the Executive in respect of any given calendar year under the applicable Company annual incentive plan pursuant to Section 6 of this Agreement.

(c)           “Base Salary” shall mean the annual rate of base salary provided for in Section 4 below or any increased annual rate of base salary granted to the Executive pursuant to Section 4 of this Agreement.

(d)	“Board” shall mean the Board of Directors of the Company.
(e)	“Cause” shall mean:

(i)            the Executive is convicted of (x) a misdemeanor involving moral turpitude or involving fraud against the Company or (y) a felony; or

(ii)          the Executive is determined to be guilty of gross neglect or gross misconduct in carrying out his duties under this Agreement (by action or inaction) (including, without limitation, a breach of any policies of the Company, including policies relating to securities trading, sexual harassment, confidentiality, and drug and alcohol use), resulting, in any such case, in economic harm to the Company.

(f)	“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act.
(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)          “Competing Business” shall mean a business whose primary business is one or more of the following (to the extent that the Company engages in any such business on the date of any termination of the Executive’s employment hereunder): production or distribution of print and online advertising for the rental property industry, including apartments, homes and vacation properties or home industries or such other primary business in which the Company engages on the date of any termination of the Executive’s employment hereunder.

(i)           “Disability” shall mean the Executive’s failure, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement (even with reasonable accommodation) for a period that is reasonably expected to continue for at least six (6) consecutive months, as determined by a medical doctor selected by the Company and the Executive. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

(j)           “Effective Date” shall be May 27, 2008, the date on which Executive commences employment with the Company.

(k)          “Execution Date” shall mean the date on which this Agreement is finally executed by both Parties.

(l)           “Good Reason” shall mean termination by the Executive of his employment, at his initiative, following the occurrence of any of the following events without his consent:

(i)            a reduction in (x) the Executive’s Base Salary to an amount below $500,000 or (y) the termination or material reduction of any material employee benefit or perquisite enjoyed by the Executive (other than, with respect to either of the foregoing, as part of an across-the-board reduction applicable to all senior corporate executive officers of the Company (or as otherwise may be required by law, in the event a material benefit or perquisite is prohibited by law to be provided to senior executive officers of the Company);

(ii)          the failure to elect or reelect the Executive to any of the positions described in Section 3 of this Agreement or the removal of him from any such position;

(iii)         (x) a material diminution in the Executive’s duties and responsibilities as described in Section 3 of this Agreement or (y) the assignment to the Executive of duties or responsibilities which are materially inconsistent with his duties and responsibilities as described in Section 3 of this Agreement or which materially impair the Executive’s ability to function as the Chief Executive Officer of the Company; or

(iv)         the relocation of the Executive’s principal place of employment to a distance greater than fifty (50) miles from Executive’s primary office location at the Effective Date.

Notwithstanding the foregoing, within forty-five (45) calendar days of the occurrence of any of the events described in (i) through (iv) above, the Executive must provide the Company with written notice. At such time, the Company shall have thirty (30) calendar days to cure the alleged conduct. If the Company fails to cure, the Executive’s termination shall become effective on the 31st calendar day following such written notice, and such termination will constitute a termination for Good Reason.

(m)         “Grant Fair Market Value” shall mean, on a per share basis, the average closing trading price of the Stock during the thirty trading days immediately preceding the date of the Company’s public announcement of the Executive as its new President and Chief Executive Officer.

(n)          “KKR” shall mean those affiliates of Kohlberg Kravis Roberts & Co. that, as of the Execution Date, hold Stock.

(o)            “Restricted Period” shall mean the eighteen (18) month period following the date of any termination of employment by the Company or the Executive, for any reason.

2

(p)	“Stock” shall mean the common stock of the Company.

(q)          “Term of Employment” shall mean the period specified in Section 2 below (including any extension as provided therein) during which the Executive is employed pursuant to this Agreement.

2.	TERM OF EMPLOYMENT.

The Term of Employment shall begin on the Effective Date, and shall extend until the third anniversary of the Effective Date. Commencing on the second anniversary of the Effective Date and on each anniversary thereafter, the Term of Employment shall be automatically extended for one year terms (but not beyond the anniversary of the Effective Date that immediately follows the Executive’s 65th birthday) unless either the Company or the Executive shall give the other party not less than 180 days’ prior written notice of the intention to not extend this Agreement (a “Non-Renewal Notice”). If a Non-Renewal Notice is provided by either party, at the end of the Term of Employment the Executive’s employment with the Company will become “at will”. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 10 of this Agreement.

3.	POSITION, DUTIES AND RESPONSIBILITIES.

(a)           Commencing on the Effective Date and continuing through the end of the Term of Employment, the Executive shall be employed as the President and Chief Executive Officer of the Company and shall have such duties and authority as shall be determined from time to time by the Board, which shall be consistent with the duties and authority of presidents and chief executive officers of public companies of similar size and type, and such other duties commensurate with the Executive’s positions, all as shall be reasonably determined by the Board. The Executive shall also (i) serve as a member of the Board (and any committees thereof) and other boards of directors of any subsidiaries of the Company and (ii) hold such corporate officer titles and positions of the Company and any of its subsidiaries as may be selected by the Board, in any such case without additional compensation therefor. In connection with the foregoing, the Company shall use its commercially reasonable best efforts to cause the Executive to be appointed as a member of the Board as soon practicable after the Effective Date. The Executive, in carrying out his duties under this Agreement, shall report directly to the Board. During the Term of Employment, the Executive shall devote substantially all of his business time and attention to the performance of his duties hereunder and shall use his reasonable best efforts, skills and abilities to promote its interests.

(b)           Nothing herein shall preclude the Executive from (i) serving on the boards of directors (or advisory committees) of a reasonable number of other corporations or entities with the express written consent of the Board (which consent shall not be unreasonably withheld), only one of which may be a public company, (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in a reasonable number of charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this Section 3(b) do not conflict or materially interfere with the effective discharge of his duties and responsibilities under Section 3(a) above.

4.	BASE SALARY.

During the Term of Employment, the Executive shall be paid an annualized gross Base Salary, payable in accordance with the regular payroll practices of the Company, of $500,000. The Base Salary shall be reviewed biannually for increase in the discretion of the Board, and any increase (or, in the event of an across-the-board reduction applicable to all senior corporate executive officers of the Company, any decrease in proportion to such reduction) in such amount from time to time shall constitute “Base Salary” for purposes of this Agreement.

3

5.	SIGN-ON BONUS.

Within ten (10) business days from the Effective Date the Company will pay the Executive a $150,000 cash payment (the “Sign-On Bonus”), less applicable withholding. The Sign-On Bonus must be repaid to the Company by the Executive if he resigns without Good Reason (other than due to death or Disability) or is terminated by the Company for Cause prior to the first anniversary of the Effective Date.

6.	ANNUAL INCENTIVE AWARDS.

During the Term of Employment, the Executive shall be eligible to earn an Annual Bonus in respect of each calendar year occurring during the Term of Employment pursuant to the Company’s bonus plans covering senior executives of the Company (the “Bonus Plans”), the amount of which shall be based upon a percentage of the Executive’s Base Salary (or such other metric or amount as the Board may establish pursuant to the Bonus Plans) (the “Target Bonus Opportunity”), which Target Bonus Opportunity may be increased but shall never be decreased to below 65% of the Executive’s Base Salary. Any Annual Bonus shall only be payable upon the achievement by the Company as a whole of certain performance goals to be established in respect of each calendar year by the Board (or a designated committee thereof) after consultation with the Executive, provided that the Executive may receive a greater or lesser Annual Bonus amount as determined by the Board in accordance with achievement of such performance goals and as pursuant to the terms of the Bonus Plans; and provided, further, that the Company acknowledges that any annual bonus program established as described herein will include an opportunity for the Executive to earn one hundred and fifty percent (150%) of the Target Bonus Opportunity, based upon the achievement of certain performance goals. Notwithstanding the foregoing, the Executive shall receive, at a minimum, an Annual Bonus equal to $175,000 in respect of the balance of the Company’s fiscal year in which the Effective Date falls (the “2008 Bonus Payment”), so long as he remains employed through the date when such bonuses are paid to other senior corporate executives of the Company by the Board and will be eligible to earn a Target Bonus Opportunity of $325,000 (subject to the one hundred and fifty percent (150%) maximum Target Bonus Opportunity described above) in respect of such year. Notwithstanding the foregoing, and subject to the provisions of Section 10 of this Agreement, in the event that Executive’s employment is terminated (other than for Cause by the Company or upon a Voluntary Termination (as defined in Section 10(e) below)) prior to December 31 of any given calendar year, the Executive shall only be eligible to earn a pro-rata portion of his Annual Bonus amount, based on the number of days during such calendar year in which the Executive is employed hereunder and based on the performance of the Company for the entire fiscal year in which such termination occurs, relative to the performance criteria set by the Board in respect of such year under the applicable Bonus Plan. All bonuses payable under this Section 6 shall be paid at the same time as annual cash bonuses are paid to other senior corporate executives of the Company pursuant to the applicable Bonus Plans.

7.	EQUITY AND EQUITY-BASED AWARDS.
(a)	Awards.

(i)            Make Whole Award for Lost Equity Awards. In recognition of the equity awards that the Executive will forfeit upon resignation from his current employer, on or about the Effective Date, the Company shall grant to the Executive a number of shares of restricted Stock equal to the quotient of (x) $1,000,000 divided by (y) the Grant Fair Market Value (the “Make Whole Award”). So long as the Executive remains employed through the first anniversary of the Effective Date, the Make Whole Award will vest on such date (or, if earlier, upon termination of the Executive’s employment due to his death or Disability by the Company without Cause or for Good Reason by the Executive). The Stock received in payment of such award is subject to the transfer restrictions described in Section 7(b) of this Agreement.

4

(ii)	Incentive Awards.

(A)          On or as soon as practicable after the Effective Date, the Company shall grant to the Executive a number of shares of restricted Stock equal to the quotient of (x) $600,000 divided by (y) the Grant Fair Market Value (the “Time Based Vesting Restricted Stock Grant”). The Time Based Restricted Stock Grant will cliff vest as to 100% of such Stock on December 31, 2010, so long as the Executive remains employed by the Company through such date (or, if earlier, upon termination of the Executive’s employment due to his death or Disability or for Good Reason by the Executive). Such Stock is subject to the transfer restrictions described in Section 7(b) of this Agreement.

(B)          In addition to the Make Whole Award and the Time Based Vesting Restricted Stock Grant, the Company covenants to make an additional three (3) grants of restricted Stock, with the number of shares subject to each such grant equal to the quotient of (x) $600,000 divided by (y) the Grant Fair Market Value (each a “Performance Based Vesting Restricted Stock Grant”). The grant of the first Performance Based Vesting Restricted Stock Grant will occur on or as soon as practicable after the Effective Date. The grants of the second and third Performance Based Vesting Restricted Stock Grants will occur on the date that long-term incentive awards are otherwise granted to senior executive officers of the Company under the Company’s long-term incentive plan in effect from time to time (the “Long-Term Plan”) in respect of each of the Company’s fiscal years 2009 and 2010, respectively (either granted in each such fiscal year then prior to the beginning of each such fiscal year), so long as the Executive is employed on the applicable grant date. Vesting of each of the first three (3) awards to be granted under this clause (B) will only occur if (i) it is determined as part of the Company’s annual audit process for the fiscal year in respect of which the award was granted, the Company achieved annual EBITDA performance targets established as part of the Long-Term Plan for such year and (ii) at the time of each such determination, the Executive is still employed by the Company. If, for a particular fiscal year, it is determined that the performance targets were not met, the award associated with that fiscal year will be forfeited. The Stock received in payment of such grants is subject to the transfer restrictions described in Section 7(b) of this Agreement.

All incentive awards described herein shall be granted under the Company’s 1992 Stock Purchase and Option Plan, as amended, or any successor plan.

(iii)         Future Awards. For fiscal years 2009 and 2010, so long as the Board is satisfied with the Executive’s and the Company’s performance at the relevant time(s), the Board anticipates granting additional awards (payable in cash or Stock, as the Board shall determine at the time of the grants) to the Executive that will vest at the end of the third fiscal year following the year in which the grant is made, and otherwise be subject to terms similar to those of Time Based Vesting Restricted Stock Grants described in this Section 7; provided, however, that nothing herein shall be deemed to be, nor construed as, a commitment, promise or obligation by the Company to make any additional equity or equity-based awards to the Executive (other than those specifically provided for in Sections 7(a)(i) and (ii) above) or to have the Executive remain in the Company’s employ.

(b)           Transfer Restrictions and Equity Awards During and Upon a Termination of Employment.

5

(i)            Transfer Restrictions During Employment. Following the vesting of (x) the Make Whole Award, (y) any of the Performance Based Restricted Stock Grants or (z) the Time Based Vesting Restricted Stock Grant (each a “Vested Restricted Stock Award”), the Executive many not transfer any remaining portion of a Vested Restricted Stock Award unless three (3) years have passed since the applicable vesting date of such Vested Restricted Stock Award (the “Holding Period”); except, that at any time prior to the expiration of the applicable Holding Period, the Executive may transfer up to one-third (1/3) of an individual Vested Restricted Stock Award, on an annual basis, if, on the day immediately prior to the day the Executive seeks to effectuate such transfer, the Executive holds vested Stock and unvested Time Based Restricted Stock Grants having a Testing Fair Market Value (defined below) in the aggregate equal to at least six (6) times the Executive’s Relevant Base Salary (defined below).

(ii)	Definitions Applicable to this Section 7(b).

(A)          For purposes of this Section 7(b) only, “Testing Fair Market Value” means the value of all of the Stock (for the avoidance of confusion, this valuation includes the value of any Stock associated with the Vested Restricted Stock Awards, whether or not such Stock is subject to the transfer restrictions described in this Section 7) that the Executive holds on the business day immediately preceding the day the Executive desires to effectuate a transfer of (or any fraction of) a Vested Restricted Stock Award, ), based on the per share closing trading price of the Stock on such preceding business day.

(B)          For purposes of this Section 7(b) only, “Relevant Base Salary” means the Executive’s Base Salary on the business day immediately preceding the day the Executive desires to effectuate a transfer of a (or any fraction of) Vested Restricted Stock Award.

(iii)         Notwithstanding any of the transfer restrictions set forth in this Section 7, upon vesting of any restricted Stock award, the Executive will be permitted to sell an amount of such Stock having a value (based on the closing trading price of the Stock on the date of any such sale) equal to the amount of federal, state and local withholding taxes due on the vesting of such award. If the Executive chooses to sell Stock under this clause, the one-third (1/3) calculation set forth in Section 7(b)(i) is calculated relative to the Executive’s remaining holdings of the specific restricted Stock award.

(c)	Termination of Employment and Equity Awards.

(i)            Unvested Awards on Date of Termination. On a termination of the Executive’s employment hereunder for any reason by the Company or the Executive, any unvested equity awards will be immediately forfeited by the Executive, unless otherwise provided above or as provided in Section 7(e).

(ii)            Transfer Restrictions and Termination of Employment. If the Executive’s employment hereunder is terminated without Cause by the Company, for Good Reason by the Executive, or due to the Executive’s Disability or death, the transfer restrictions described in Section 7(b) above which, at the time of termination are encumbering any Vested Restricted Stock Award, will lapse. If the Executive’s employment terminates for any reason other than as set forth in the immediately preceding sentence, the transfer restrictions described in Section 7(b) above will remain in effect, provided, that for purposes of the testing of the Executive’s ability to transfer any such Stock, the term “Relevant Base Salary” shall be determined with reference to

6

the Executive’s Base Salary in effect on the date ninety days (90) preceding the date of termination of the Executive’s employment with the Company.

(iii)         Notwithstanding anything contained in this Agreement, all transfers by the Executive of any Company security (including Stock granted pursuant to a Vested Restricted Stock Award) are subject to all applicable securities laws, rules and Company policies regarding the sale of Company securities by its officers and directors.

(d)           Dividends. The Executive will be entitled to any dividend payments (to the extent such payments occur) made on Stock that is a Vested Restricted Stock Award; however, with regards to any dividend payments (to the extent such payments occur) that would otherwise be paid on Stock associated with any unvested restricted Stock awards, such payments will be accrued in an account and paid to the Executive if and when the restricted Stock associated with such dividend ultimately vests.

(e)           Sale by KKR of Majority Interest and Equity Awards. If KKR sells an amount of Stock of the Company such that the Company has a New Majority Owner (defined as a single: (i) person or (ii) entity, other than KKR, holding greater than 50% of the voting power of the Company), and the New Majority Owner terminates the Executive’s employment without Cause or the Executive resigns for Good Reason, then: (i) any unvested restricted Stock awards granted pursuant to Sections 7(a)(i) and (ii) of this Agreement will immediately vest and (ii) the transfer restrictions imposed by Section 7(b) of this Agreement will immediately lapse on any restricted Stock awards granted pursuant to Sections 7(a)(i) or (ii) of this Agreement. For the avoidance of doubt, if KKR sells more than 50% of its Stock of the Company to various entities or persons (or a combination of both persons and entities), such that there is no New Majority Owner, the Executive’s outstanding restricted Stock awards will remain unaffected and continue to vest in accordance with their terms and the transfer restrictions imposed by Section 7(b) of this Agreement on any Vested Restricted Stock Awards will remain in effect.

8.	EMPLOYEE BENEFIT PROGRAMS.

During the Term of Employment, the Executive shall be entitled to participate in any employee pension and welfare benefit plans and programs made available to the Company’s senior executive officer level employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, 401(k), medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

9.             REIMBURSEMENT OF BUSINESS AND OTHER EXPENSES; PERQUISITES; VACATIONS; RELOCATION EXPENSES.

(a)           Business Expenses. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with the performance of his duties hereunder, subject to the Executive’s provision of reasonable documentation of such expenses in accordance with the Company’s business expense reimbursement policy.

(b)           Perquisites. During the Term of Employment, the Executive shall be entitled to any perquisites that are generally offered to other senior executive officers of the Company.

(c)           Vacation. During the Term of Employment, the Executive shall be entitled to four (4) weeks of paid vacation, to be taken at such time(s) as the Executive and the Board reasonably agrees is appropriate.

7

(d)	Relocation Expenses.

(i)            In connection with the Executive’s commencement of employment hereunder, as soon as practicable after the Execution Date, the Company shall provide the Executive with temporary lodging in Atlanta, Georgia (the “Business Residence”) until 6 months from Effective Date (unless such period is otherwise extended by the Board). Such Business Residence shall be of a size and style that is suitable for a family of four (4). The Company also hereby agrees to pay and/or reimburse, as applicable, the Executive for all reasonable costs incurred by the Executive in connection with the maintenance of such Business Residence during the period commencing on the Execution Date and ending on 6 months from Effective Date (unless such period is otherwise extended by the Board), so long as the Executive commences employment with the Company and remains employed with the Company through 6 months from Effective Date (unless such period is otherwise extended by the Board).

(ii)          In connection with the Executive’s relocation from Pasadena, California to Atlanta, Georgia, the Executive shall (x) list his Pasadena, California home with a registered agent (which the Executive shall do within ten business days after the Effective Date) for at least one hundred and twenty (120) consecutive days (the “Listing Period”) and in good faith attempt to sell such home during the Listing Period and (y) promptly obtain three (3) appraisals of his Pasadena home (each, an “Appraisal”). If, during the Listing Period, the Executive receives and accepts an offer to purchase his Pasadena home at a gross purchase price that is less than $2,000,000 (an “Offer”), then within ten business days after the closing of the sale of his Pasadena home the Company shall pay the Executive the excess of $2,000,000 over the gross sale price. If, during the Listing Period, the Executive receives but rejects an Offer after consultation with the Chairman of the Board, then the Executive may elect to receive (within ten business days after such rejection) a cash payment from the Company equal to the excess of $2,000,000 over such rejected Offer price. However, if the Executive receives no offers to purchase his Pasadena home, or any Offers received during the Listing Period are rejected as described above and the Executive does not elect to receive the cash payment described above, then at the end of the Listing Period, the Company shall pay to the Executive the excess of $2,000,000 over the average of the three Appraisals received. Notwithstanding anything herein, in no event shall the Company be obligated to pay the Executive more than $500,000 under any provision of this clause (ii) (and any cash payment made under this clause (ii) shall be called a “Housing Reimbursement Payment”). For the avoidance of doubt, if the Executive receives an offer to purchase his Pasadena home at an offer price equal to or greater than $2,000,000, the Company shall be under no obligation to make any payments to the Executive pursuant to this clause (ii).

(iii)         The Company will pay for (A) reasonable realtor fees incurred by the Executive in connection with the sale of his Pasadena home and (B) reasonable moving expenses incurred by the Executive in connection with moving his family from Pasadena, California to the Atlanta, Georgia area after such sale and/or move, as the case may be, so long as, in all cases, the Executive continues to be employed with the Company through the date of such sale and/or move, as the case may be. Such fees and expenses will be reimbursed to the Executive (or paid on the Executive’s behalf, as applicable) within ten (10) business days after the Company receives a written invoice for such fees and expenses.

(iv)         The Company will provide the Executive with (A) round-trip business class airline tickets, on an airline of the Company’s choosing, to be used by the Executive and his immediate family for no more than 3 trips between Pasadena, California and Atlanta, Georgia for the sole purpose of locating a permanent residence in the Atlanta,

8

Georgia area and (B) a weekly round-trip business class airline ticket from the Effective Date through the earlier of: (x) August 1, 2008 or (y) the date that the Executive’s immediately family permanently relocates to the Atlanta, Georgia metropolitan area, on an airline of the Company’s choosing, for travel between Atlanta, Georgia and Pasadena, California, for the sole purpose of visiting his immediate family, so long as the Executive is employed with the Company through the relevant dates.

(v)           To the extent that any payments or benefits provided to or for the benefit of the Executive under Section 9(d)(i), (iii) or (iv) result in taxable income to the Executive, the Company shall provide the Executive with an amount equal to any income and other taxes payable by the Executive upon the provision of such payments or benefits (and an additional amount equal to any taxes imposed on such tax gross-up amount), such that the Executive shall not incur any tax costs with respect to such payments and benefits. For the avoidance of doubt, the Company will not provide the Executive with any payments or reimbursements for any of the tax costs (including any of the tax costs associated with the Housing Reimbursement Payment) he incurs in connection with the sale of his Pasadena, California home.

10.	TERMINATION OF EMPLOYMENT.

(a)           Termination Due to Death. In the event that the Executive’s employment hereunder is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

(i)           payment of his then Base Salary through the end of the month in which death occurs, payable in a lump sum promptly after the Company receives notice of his death; and

(ii)          payment of an amount equal to sixty-five percent (65%) of the Executive’s Base Salary then in effect in lieu of any Annual Bonus payment for the year in which the Executive’s death occurs, payable in a single installment no later than thirty (30) days after the Company receives notice of his death (for the avoidance of doubt, if the Executive’s death occurs in 2008, the Executive’s estate or beneficiaries, as the case may be, shall only be entitled to the payment described in this Section 10(a)(ii) and not also payment of the guaranteed 2008 Bonus Payment).

(b)           Termination Due to Disability. In the event that the Executive’s employment is terminated due to his Disability, he shall be entitled to the following benefits:

(i)           disability benefits in accordance with the Company’s long-term disability program (the “LTD Plan”) then in effect, provided, however, that in the event a termination due to Disability occurs prior to the date the Executive becomes entitled to benefits under the LTD Plan, the Executive shall continue to receive his then Base Salary until such time as the Executive becomes entitled to coverage under the LTD Plan;

(ii)          payment of his Base Salary then in effect through the end of the month in which such disability benefits commence, payable in a lump sum promptly after such termination of employment; and

(iii)         payment of an amount equal to sixty-five percent (65%) of the Executive’s Base Salary then in effect in lieu of any Annual Bonus payment for the year in which the Executive’s termination occurs, payable in a single installment no later than thirty (30) days after the date of his termination (for the avoidance of doubt, if the Executive is terminated due to Disability in 2008, the Executive shall only be entitled to

9

the payment described in this Section 10(b)(iii) and not also payment of the guaranteed 2008 Bonus Payment).

In no event shall a termination of the Executive’s employment for Disability occur until the Party terminating his employment gives written notice to the other Party of such termination, which shall be deemed to occur on the fifth business day following the date that the medical doctor(s) identified in the definition of “Disability” contained herein provides notice to the parties hereto that the Executive has sustained a Disability.

(c)	Termination by the Company for Cause.

(i)            A termination for Cause by the Company shall not take effect unless the following provisions of this paragraph (i) are complied with: the Executive shall first be given written notice by the Board of its intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within ninety (90) days of the Board learning of such act or acts or failure or failures to act. The Executive shall then have ten (10) calendar days after the date that such written notice has been received by the Executive in which to cure such conduct, to the extent such cure is possible (solely with respect to paragraph (ii) of the definition of “Cause” set forth in Section 1(e) above). If the Executive fails to cure such conduct or such cure is not possible, the Executive shall then be entitled to a hearing before the Board, at which the Executive and his representative shall have the right to attend and address the Board. Such hearing shall be held within fifteen (15) calendar days of such notice to the Executive, provided he requests such hearing within ten (10) calendar days of receipt of the written notice from the Board of the intention to terminate him for Cause. If, within five (5) calendar days following such hearing, the Executive is furnished written notice by the Board confirming that at least two-thirds of the entire membership of the Board determined, in good faith, that the Executive engaged in conduct set forth in the definition of Cause herein, the Executive shall thereupon be immediately terminated for Cause.

(ii)          In the event the Company terminates the Executive’s employment for Cause, the Executive shall be entitled to any amount of his Base Salary then in effect earned but unpaid through the date of the termination, payable in a lump sum promptly after such termination of employment.

(d)           Termination without Cause by the Company or by the Executive for Good Reason.

(i)            In the event that (x) the Executive’s Term of Employment is terminated by the Company without Cause, other than due to Disability or death or (y) the Executive resigns for Good Reason, the Executive shall be entitled to the following benefits, subject to the execution, without revocation, of a general release of claims against the Company and its affiliates in a form to be provided by the Company:

(A)          payment of any amount of his Base Salary then in effect earned but unpaid through the date of termination, payable in a lump sum promptly after such termination of employment;

(B)          continued payment of Base Salary, at the annualized rate in effect on the date of termination, for a period of eighteen (18) months following the date of such termination, subject to any delay of such payments as required by Section 15(b) below;

10

(C)          a lump sum payment equal to a pro-rata portion of the Annual Bonus, if any, which the Executive would have received pursuant to Section 6 of this Agreement in respect of such year if the Executive had remained employed hereunder through the date annual bonuses are payable to senior executive officers in respect of such year under the applicable Bonus Plans, with such pro-rata portion based on the number of days the Executive was employed during the applicable year (relative to the number of days in such year), such payment described herein will be paid to the Executive when annual bonuses are payable to the senior executive officers under the applicable Bonus Plans, subject to any delay of such payments as required by Section 15(b) below;

(D)          a lump sum payment equal to 1.5 times the Executive’s Target Bonus Opportunity for the year in which the termination occurs, to be paid at such time as annual bonuses are paid to senior executive officers of the Company in respect of the Company’s fiscal year immediately following the fiscal year in which the date of termination occurs, subject to any delay of such payments required as provided in Section 15(b) below;

(E)          ability to continue to participate in the Company’s health and welfare plans under COBRA; and

(F)          payment, six (6) months and one (1) day after of the date of the Executive’s termination, of an amount equal to the product of: (x) the excess of (A) the COBRA premiums paid by the Executive to provide himself and his immediate family with health insurance for one (1) month over (B) the monthly premium paid by an active employee of the Company during such time (the “COBRA Excess Amount”) and (y) the number of months during which the Executive elects to receive COBRA benefits for himself and his family; and, thereafter, on a monthly basis in arrears, payment of the COBRA Excess Amount for each month (up to eighteen (18) months) that the CEO elects to receive such COBRA benefits for himself and his family.

(e)           Voluntary Termination. A termination of the Term of Employment by the Executive on his own initiative, other than a termination due to death, Disability or for Good Reason, shall have the same consequences as provided in Section 10(c)(ii) upon a termination for Cause. A voluntary termination under this Section 10(e) shall be effective 30 calendar days after the Company receives prior written notice, unless the Company elects by providing in writing to the Executive to make such termination effective earlier.

(f)           Other Termination Benefits. In the case of any of the terminations described in this Section 10 above, the Executive (or his estate) shall also be entitled to:

(i)            the balance of any Annual Bonuses due for calendar years which have been completed and to which he is entitled, pursuant to the terms of the Bonus Plans, to receive, but which have not yet been paid (unless the Executive has elected to defer receipt of such bonus payments pursuant to a deferred compensation arrangement maintained by the Company, in which case such deferral election shall govern); provided, however, that in the event that the Executive’s employment is terminated between the end of any given calendar year but prior to the date the Annual Bonus would otherwise be paid in respect of such year pursuant to the Bonus Plans, the Executive shall also be entitled to such unpaid Annual Bonus, notwithstanding any terms of the Bonus Plans to the contrary; and provided, further, that upon a termination for Cause or a Voluntary Termination, no discretionary portion of any then unpaid Annual Bonus shall be due or paid;

11

(ii)          any expense reimbursements due the Executive under Sections 8 and 9 of this Agreement;

(iii)         payment of the Executive’s accrued but unused vacation days, if any, for the year in which such termination occurs, which shall be payable in accordance with the Company’s policies applicable to senior executive officers;

(iv)         other benefits, if any, in accordance with applicable benefit plans and programs of the Company;

(v)          in the event the Executive is still residing in the Business Residence (in accordance with the terms of Section 9(d)(i) on the date of termination, the Executive shall have 30 days to vacate such premises; and

(vi)         if, upon a change of control (as defined in Section 280G on the Code) or thereafter, any amount or benefit (collectively, the “Covered Payments”) paid or distributed to the Executive by the Company or any Affiliate pursuant to this Agreement is or becomes subject to an excise tax under Section 4999 of the Code (the “Excise Tax”), the Company shall pay to the Executive at the time specified below, the Tax Reimbursement Payment. The Tax Reimbursement Payment is defined as the net-after tax amount that is paid by the Company and retained by the Executive, after payment by the Executive of any Excise Tax imposed on the Covered Payments (the "Gross-Up Payment"), and all taxes (including any Excise Tax, income taxes and interest or penalties imposed with respect to such taxes) imposed on the Gross-Up Payment, that is equal to the Excise Tax imposed upon the Covered Payment. Notwithstanding the foregoing, if it shall be determined that the Executive would be entitled to a Gross-Up Payment, but that the Covered Payments would not be subject to any Excise Tax if the total aggregate Covered Payments were reduced by an amount that is less than fifteen percent (15%) of the Covered Payments that would be treated as “parachute payments” under Section 280G of the Code (the “Cut Back”), then the Executive shall not be entitled to a Gross-Up Payment. If the Cut Back occurs, the Executive can elect to either: (x) forfeit an amount of the Covered Payments such that no Excise Tax is imposed or (y) agree to be personally liable and responsible for the payment of any Excise Tax.

(A)          The determination of whether Covered Payments are subject to any Excise Tax, and, if so, the amount of the Tax Reimbursement Payment to be paid to the Executive, shall be made by an independent auditor (the “Auditor”) jointly selected by the Company and the Executive and paid by the Company, provided that the Gross-Up Payment and the Tax Reimbursement Payment shall be subject to adjustment based on any determinations made by the Internal Revenue Service. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select an accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. The portion of the Tax Reimbursement Payment attributable to a Covered Payment shall be paid to the Executive by the Company prior to the date that the corresponding Excise Tax payment is due to be paid by the Executive (through withholding or otherwise). The Executive covenants that he will use the Tax Reimbursement Payment under this Section 10(vi) for the sole purpose of paying any Excise Tax.

(g)           No Mitigation Requirement or Offset of Benefits Received Under this Agreement By Benefits that are Received From a Subsequent Employer. In the event of any termination of

12

employment under this Section 10, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

(h)           No Other Severance Benefits. Except as specifically set forth in this Agreement, the Executive covenants and agrees that the Executive shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company’s regular severance policies.

(i)            Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and the Executive and are not in the nature of a penalty.

11.	RESTRICTIVE COVENANTS.
(a)	Non-Competition.

(i)            The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees that during the Term of Employment and the Restricted Period, the Executive will not directly or indirectly:

(A)	engage in any business that is a Competing Business;

(B)          enter the employ of, or render any services to, any person or entity (or any division of any person or entity) which is a Competing Business;

(C)          acquire a financial interest in, or otherwise become actively involved with or in, any Competing Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(D)         interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company and any of its affiliates and their respective material customers, clients or suppliers.

(ii)          Notwithstanding anything to the contrary in this Agreement, the Executive may: (x) directly or indirectly own, solely as an investment, securities of any person engaged in a Competing Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own one percent (1%) or more of any class of securities of such person (excluding any interest the Executive owns through a mutual fund, private equity fund or other pooled account) and (y) provide services for a subsidiary, division or other entity of a Competing Business, so long as the subsidiary, division or entity in which the Executive may be providing services is not itself a Competing Business.

(b)	Non-Solicitation.

(i)            During the Term of Employment and the Restricted Period, the Executive will not, whether on the Executive’s own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly hire any executive or employee who was employed by the Company

13

as of the date of the Executive’s termination of employment with the Company or who left the employment of the Company coincident with, or within one hundred eighty (180) days prior to or after, the termination of the Executive’s employment with the Company, provided that nothing herein shall prevent the Executive from the general advertising for employees or from serving as a reference for an employee of the Company.

(c)	Confidentiality.

(i)            The Executive agrees that he will not, at any time during the Term of Employment and, on and after the time of the termination of his employment with the Company, whether at the insistence of the Executive or the Company, and regardless of the reasons therefor, disclose or use any trade secret, proprietary or confidential information of the Company or any subsidiary or Affiliate of the Company, obtained during the course of his employment, except as required in the course of such employment (as determined in good faith by the Executive in connection with the performance of his duties hereunder) or with the written permission of the Company or, as applicable, any subsidiary or Affiliate of the Company or as may be required by law, provided that, if the Executive receives legal process with regard to disclosure of such information, he shall promptly notify the Company and cooperate with the Company in seeking a protective order (collectively, “Confidential Information”). Confidential Information shall not include information that is public knowledge or that is otherwise generally known in the industry, so long as such public knowledge is not due to any breach of the Executive of the terms of this Section 11 or, to the knowledge of the Executive, to the breach of any other employee or former employee of the Company of any similar covenant not to disclose confidential information.

(ii)          The Executive agrees that at the time of the termination of his employment with the Company, whether at the insistence of the Executive or the Company, and regardless of the reasons therefor, he will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical and electronic matter containing Confidential Information, including any and all documents significant to the conduct of the business of the Company or any subsidiary or Affiliate of the Company which are in his possession, except for any documents for which the Company or any subsidiary or Affiliate of the Company has given written consent to removal at the time of the termination of the Executive’s employment and his personal rolodex, personal files, phone book and similar items.

(d)	Remedy for Breach of Any of the Restrictive Covenants listed in this Section 11.

(i)            The Executive agrees that if the Company’s remedies at law would be inadequate in the event of a breach or threatened breach of this Section 11, the Company shall be entitled, in addition to its rights at law, to seek an injunction and other equitable relief without the need to post a bond. Further, the Company and the Executive agree that, in the event an arbitrator (as selected in accordance with the provisions of Section 12 of this Agreement) determines that the Executive has violated the provisions of this Section 11 following his termination of employment to a material extent following a termination of employment:

(A)          the Company may cease any payments being made under Sections 10(d)(i) or 10(f) of this Agreement and shall also be entitled to recoup a pro-rata portion of the payments previously made to the Executive pursuant to Sections 10(d)(i) or 10(f) of this Agreement, with such pro-rata portion based on the number of days during the Restricted Period that the arbitrator determines the

14

Executive violated such provisions to a material extent (relative to the number of days in the Restricted Period); and

(B)          (x) if the Executive’s employment was terminated by the Company with Cause, the Company may require the Executive to return to the Company any of the equity awards granted to him under Section 7 of this Agreement (and/or the net after-tax proceeds of sale of such equity awards) or (y) if the Executive resigns from the Company with or without Good Reason (other than due to death or Disability) or the Company terminates Executive’s employment without Cause, the Company may require the Executive to return any of the equity awards granted to him under Section 7 of this Agreement that he held during the 90 days prior to such resignation or termination (and/or the net after-tax proceeds of any sale of such stock occurring during or after the 90-day period).

12.           RESOLUTION OF DISPUTES. Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Atlanta, Georgia, in accordance with the American Arbitration Association (the “AAA”) Rules for the Resolution of Employment Disputes then in effect. However, such Rules will be modified in the following ways: (i) the dispute shall be decided by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators or, if the arbitrators do not agree, appointed by the AAA; (ii) each arbitrator will agree to treat as confidential evidence and other information presented to them; (iii) there will be no authority to award punitive damages (and the Executive and the Company agree not to request any such award); (iv) there will be no authority to amend or modify the terms of this Agreement except as provided in Section 15(a) (and the Executive and the Company agree not to request any such amendment or modification); (v) the decision by the arbitrators must be based on and consistent with the substantive law and legal precedent of the jurisdiction set forth in Section 19; and (vi) the cost of the arbitrators and the attorneys’ fees of the prevailing party shall be paid for by the non-prevailing party. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

13.	LEGAL FEES AND INDEMNIFICATION.

(a)           The Company will reimburse the Executive, up to $20,000, for the legal fees incurred by the Executive in the negotiation and review of this Agreement so long as the Executive becomes employed with the Company hereunder.

(b)           In the event that any of AT&T, Bellsouth or Yellowpages.com files, or threatens to file, any action, suit or proceeding alleging that by accepting employment with the Company the Executive has violated the non-competition clause contained in that certain Non-Competition, Nondisclosure and Non-Solicitation Agreement between Bellsouth Corporation and the Executive, dated April 1, 2004, the Company will pay all of the Executive’s reasonable legal fees and expenses associated with defending such action. In the event that any of AT&T, Bellsouth or Yellowpages.com succeeds in temporarily enjoining Executive from working (or continuing to work) for the Company, the Company will continue, until the earliest to occur of (i) the date the injunction is dissolved, (ii) the date the Executive is permanently enjoined from so working, and (iii) the second anniversary of the Effective Date (the earliest to occur of the foregoing, the “End Date”), to: (A) pay the Executive (x) one-half of his Base Salary as of the date of such injunction in lieu of any Base Salary amounts otherwise payable hereunder, but paid pursuant to the normal payroll schedule of the Company used for its executive officers, and (y) $325,000 in lieu of any Annual Bonus otherwise payable hereunder, paid in respect of each calendar year ending prior to the applicable End Date (and pro-rated for the number of months occurring in the calendar year falling prior to such End Date) at such times as annual bonuses are otherwise paid to the Company’s executive officers in respect of each such year and (B) provide continued health, short-term disability and long-term disability insurance benefits in accordance with the terms of this Agreement. In the event that any of AT&T, Bellsouth or Yellowpages.com succeeds in permanently enjoining Executive from working

15

(or continuing to work) for the Company, notwithstanding any other provision of this Agreement, Executive shall, solely for purposes of the Sign-on Bonus paid pursuant to Section 5 and the Make Whole Award paid pursuant to Section 7(a)(i) (to the extent either such payment or award has not been paid or become vested, as applicable), be deemed to have terminated employment for Good Reason, and, to the extent applicable, shall continue to be eligible for reimbursement of Relocation Expenses pursuant to Section 9(d), except that if at such time the Executive has not yet sold his Pasadena home, Section 9(d)(ii) shall not apply, and the Executive shall have 90 days from such date in which to vacate the Business Residence (in which case the Company shall reimburse the Executive for all reasonable expenses incurred in the Executive relocating his family and their possessions from the Business Residence to their Pasadena home).

(c)           The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he is or was a director, officer or employee of the Company or any of its subsidiaries or affiliates or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company’s certificate of incorporation or bylaws or resolutions of the Company’s Board or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive’s heirs, executors and administrators.

(d)           Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 13(d) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

(e)           The Company agrees to continue and maintain a directors’ and officers’ liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers and directors, as applicable.

14.	ASSIGNABILITY; BINDING NATURE.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights or obligations of the Company under this Agreement may be, and may only be, assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, provided that any amount due hereunder to the Executive at the time of his death shall instead be paid to his estate or his designated beneficiary.

16

15.	AMENDMENT OR WAIVER; SECTION 409A.

(a)           No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

(b)           Notwithstanding anything in this Agreement to the contrary, if at the time of Executive’s termination of employment with the Company Executive is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then:

(i)             the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following Executive’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), or

(ii)          (A) with respect to the provision of in-kind benefits hereunder which are otherwise not exempt from the six (6) month delay requirements, during the period beginning on the employment termination date, and ending on the six (6) month anniversary of such date, Executive may be permitted to commence use of such benefits so long as Executive reimburses the Company, on the last business day of each month, all or part of which occurs during such period, for the amount of any income imputed to Executive under applicable tax rules as a result of any benefits provided to Executive during such month, and (B) in such event, on the 1st business day of the first month following the month in which occurs the six (6) month anniversary of the termination date, the Company shall make a one-time, lump sum cash payment to Executive in an amount equal to the payments made by Executive in accordance with Section 15(b)(ii)(A) above, together with interest thereon accruing at the applicable federal rate for instruments of less than one year, and

(iii)         if any other payments of money or other benefits due to Executive hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax.

(c)           The Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 15(b); provided that, notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Affiliates, employees or representatives shall have any liability to Executive with respect to any tax liabilities imposed on Executive under Section 409A of the Code. In the event that any changes are made to Section 409A of the Code, this provision shall be deemed amended to the extent necessary to cause this Agreement to comply with such changes to such law.

16.	SEVERABILITY.

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement

17

shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

17.	SURVIVORSHIP.

Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive’s employment. Upon the expiration of the term of the Agreement, the respective rights and obligations of the Parties shall survive such expiration to the extent necessary to carry out the intentions of the Parties as embodied in the rights (such as vested rights) and obligations of the Parties under this Agreement.

18.	REFERENCES.

In the event of the Executive’s death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

19.	GOVERNING LAW.

This Agreement shall be governed in accordance with the laws of Georgia without reference to principles of conflict of laws.

20.	HEADINGS.

The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

21.	NOTICES.

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) delivered by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:

PRIMEDIA Inc.

3585 Engineering Drive

Norcross, Georgia 30092

Attention: General Counsel

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Gary Horowitz, Esq.

If to the Executive:

Charles Stubbs

[	]

18

22.	ENTIRE AGREEMENT.

This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

23.	COUNTERPARTS.

This Agreement may be executed in two or more counterparts.

[Signatures on next page.]

19

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

PRIMEDIA Inc.

By: /s/ KEITH L. BELKNAP

Name: Keith L. Belknap

Title: SVP and General Counsel

EXECUTIVE:

/s/ CHARLES STUBBS

Charles Stubbs

20